Exhibit 99.1

GRAMERCY CAPITAL CORP.
2005 LONG-TERM OUTPERFORMANCE PROGRAM

AWARD AGREEMENT

Name of Grantee:                                                 (“Grantee”)
No. of LTIP Units:
Participation Percentage:          .      %
Grant Date:                          , 200

RECITALS

A.            The Grantee is an officer of Gramercy Capital Corp. (“GKK” or the “Company”) and its subsidiary GKK Capital LP, through which GKK conducts substantially all of its operations (the “Partnership”).

B.            The Company has adopted the 2005 Long-Term Outperformance Program (the “Program”) to provide the Company’s Senior Officers with incentive compensation.  The Program was adopted effective as of June 15, 2005 by the Compensation Committee (the “Committee”) of the Board of Directors of GKK (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of GKK common stock reserved for issuance under the Gramercy Capital Corp. 2004 Equity Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”).  This award agreement (this “Agreement”) evidences an award to the Grantee under the Program (the “Award”), which is subject to the terms and conditions set forth herein.

C.            The Grantee was selected by the Committee to receive the Award and the Board effective as of                 , 200   , caused the Partnership to (1) issue to the Grantee the number of LTIP Units (as defined herein) set forth above and (2) to award the Grantee the percentage of the Outperformance Pool (as defined herein) set forth above.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.             Administration.  The Program and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the Program shall have all the powers and authority it has in the administration of the Plan as set forth in the Plan.

2.             Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Additional Share Baseline Value” means, with respect to an Additional Share, the gross proceeds received by GKK or the Partnership upon the issuance of such Additional Share, which amount shall be deemed to equal the price to the public if such Additional Share is issued in a public offering or, if such Additional Share is issued in exchange for assets or upon the acquisition of another entity, the cash value imputed to such Additional Share for purposes of such transaction by the parties thereto, as determined by the Committee, or, if no such value can be imputed, the Common Stock Price on the date of issuance.

“Additional Shares” means the sum of (A) the number of shares of Common Stock plus (B) the product of the Conversion Factor then in effect multiplied by the number of Units (other than those issued to GKK), in the case of each (A) and (B), to the extent issued after June 1, 2005 and on or before the Initial Valuation Date (or, if the Initial Valuation Date does not occur, the Final Valuation Date) in a capital raising transaction, in exchange for assets or upon the acquisition of another entity, but specifically excluding, without limitation, shares of Common Stock issued upon exercise of stock options and restricted shares of Common Stock issued to employees or other persons or entities in exchange for services provided to GKK.

“Award LTIP Units” has the meaning set forth in Section 3.

“Baseline” means, as of a Valuation Date, an amount representing (a) the Baseline Value multiplied by (I) the Initial Shares, and (II) the sum of 100% plus the Target Return Percentage, plus (b) with respect to each Additional Share, the product of (I) the Additional Share Baseline Value of such Additional Share, multiplied by (II) the sum of (A) 100% plus (B) the product of the Target Return Percentage multiplied by a fraction the numerator of which is the number of days prior to and including such Valuation Date during which such Additional Share has been outstanding and the denominator of which is the number of days from and including June 1, 2005 to and including the Measurement Date; provided that if the Final Valuation Date occurs prior to May 31, 2008 (other than as a result of clause (iii) of the definition of the Final Valuation Date), then for purposes of this definition in connection with the calculation of the Outperformance Pool as of the Final Valuation Date, the Measurement Date shall be the Final Valuation Date and the Target Return Percentage shall equal 30% multiplied by the Fraction.

“Baseline Value” means $20.21, as determined by the Committee as of the Effective Date.

“Change of Control” means:

(a)           any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding GKK, any entity controlling, controlled by or under common control with GKK, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Grantee, the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of GKK representing 25% or more of either (A) the combined voting power of GKK’s then outstanding securities or (B) the then outstanding Common Stock or common stock (or other similar equity interest, in the case of an entity other than a corporation) of GKK (other than as a result of an acquisition of securities directly from GKK); or

(b)           any consolidation or merger of GKK where the shareholders of GKK immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(c)           there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of GKK, other than a sale or disposition by GKK of all or substantially all of GKK’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of GKK immediately prior to such sale or (B) the approval by shareholders of GKK of any plan or proposal for the liquidation or dissolution of GKK; or

(d)           the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period shall be deemed to be an Incumbent Director.

“Class A Units” has the meaning given to that term in the Partnership Agreement.

“Common Stock” means GKK’s Common Stock, par value $.001 per share, either currently existing or authorized hereafter.

“Common Stock Price” means, as of a particular date, the average of the Fair Market Values of one share of the Common Stock for the thirty (30) trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Conversion Factor” has the meaning given to that term in the Partnership Agreement.

“Disability” means, unless otherwise provided in any Employment Agreement, a disability which renders the Grantee incapable of performing all of his material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

“Dividend Value” means, as of a particular date, the aggregate amount of dividends and other distributions paid on one share of the Common Stock between June 1, 2005 and such date (excluding dividends and distributions paid in the form of additional shares of Common Stock).

“Effective Date” means June 1, 2005.

“Employment Agreement” means, as of a particular date, the Grantee’s employment agreement with the Company (or, while the Manager or SL Green Realty Corp. is an affiliate of the Company, with the Manager or SL Green Realty Corp., respectively) in effect as of that date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” has the meaning given to that term in the Plan.

“Family Member”, of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50 percent of the voting interests.

“Final Dividend Unit Equivalent” has the meaning set forth in Section 3.

“Final OPP Unit Equivalent” has the meaning set forth in Section 3.

“Final Total Unit Equivalent” has the meaning set forth in Section 3.

“Final Valuation Date” means the earliest of (i) the Measurement Date, (ii) the date upon which a Change of Control shall occur, and (iii) the last day of a 30 consecutive calendar day period during which, on each day in that period, the Outperformance Pool would have reached the Maximum Outperformance Pool Amount if such day had been the Final Valuation Date.

“Fraction” means the number of whole calendar months that have elapsed since the Effective Date divided by 36.

“Initial Dividend Unit Equivalent” has the meaning set forth in Section 3.

“Initial OPP Unit Equivalent” has the meaning set forth in Section 3.

“Initial Shares” means the Total Shares less the Additional Shares.

“Initial Total Unit Equivalent” has the meaning set forth in Section 3.

“Initial Valuation Date” means the last day of a 30 consecutive calendar day period ending prior to the Final Valuation Date during which, on each day in that period, the Total Return as of such day (assuming that such day was the Initial Valuation Date) reached or exceeded what the Baseline would have been as of such day if the Total Return Percentage equaled 80%.

“LTIP Units” means Partnership Units, as such term is defined in the Partnership Agreement, issued pursuant to Award Agreements as profits interests under the Program having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth herein and in the Partnership Agreement.

“Manager” means GKK Manager LLC.

“Maximum Outperformance Pool Amount” means, as of a Valuation Date, the Common Stock Price on such Valuation Date multiplied by the lesser of (a) 1,200,000 or (b) 4% of the sum of (I) the number of shares of Common Stock outstanding as of such Valuation Date plus (II) the product of the Conversion Factor in effect as of such Valuation Date multiplied by the number of Units (other than those owned by GKK) outstanding as of such Valuation Date.

“Measurement Date” means May 31, 2008, except as otherwise defined for purposes of the definition of Baseline in certain circumstances, as described in such definition.

“Outperformance Pool” means, as of a Valuation Date, a dollar amount calculated as follows: subtract the Baseline from the Total Return, in each case as of such Valuation Date, and multiply the resulting amount (or, if the resulting amount would be negative, zero) by 10%; provided, however, that in no event shall the Outperformance Pool as of such Valuation Date exceed the Maximum Outperformance Pool Amount as of such Valuation Date.  Notwithstanding the foregoing, if the Valuation Date as of which the Outperformance Pool is being calculated is the date upon which a Change of Control occurs and is on or after June 1, 2006, then the Outperformance Pool shall be increased to equal (a) the amount of the Outperformance Pool calculated in accordance with the preceding sentence multiplied by (b) the lesser of (i) 200% or (ii) the sum of 100% plus a fraction the numerator of which is 36 less the number of whole calendar months that have elapsed since the Effective Date and the denominator of which is the number of whole calendar months that have elapsed since the Effective Date.

“Participation Percentage” means the Grantee’s share of the Outperformance Pool as set forth above.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 14, 2005 among the Company and the limited partners party thereto, as amended from time to time.

“Target Return Percentage” means 30%, except as otherwise defined for purposes of the definition of Baseline in certain circumstances, as described in such definition.

“Total Return” means, as of a particular date, an amount equal to the sum of (a) the Total Shares multiplied by the lesser of the Common Stock Price as of such date or $46.00 plus (b) the Dividend Value, as of such date, multiplied by the Initial Shares, plus (c) an amount equal to the total of all dividends and other distributions in respect of Additional Shares actually paid between June 1, 2005 and such date (excluding dividends and distributions paid in the form of additional shares of Common Stock or Units).

“Total Shares” means the sum of (a) the number of shares of Common Stock plus (b) the product of the Conversion Factor then in effect multiplied by the number of Units (other than those owned by GKK), in the case of each (a) and (b), to the extent outstanding on the Initial Valuation Date (or, if the Initial Valuation Date does not occur, the Final Valuation Date).

“Transactional Change of Control” means (a) a Change of Control described in clause (a) of the definition thereof where the “person” or “group” makes a tender offer for Common Stock, or (b) a Change of Control described in clauses (b) or (c)(A) of the definition thereof.

“Units” means all Class A Units, and other Partnership Units (as defined in the Partnership Agreement) with economic attributes substantially similar to Class A Units as determined by the Committee, outstanding or issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Class A Units or such other Partnership Units (other than LTIP Units issued under the Program or LTIP Units issued under any similar outperformance program prior to the determination of any performance based vesting hurdles with respect thereto); provided that the term Units shall not include Class B Units (as defined in the Partnership Agreement).

“Valuation Dates” means the Initial Valuation Date and the Final Valuation Date.

3.             Outperformance Award.

(a)           Subject to Section 8, the Grantee is hereby granted an Award consisting of the number of LTIP Units set forth above (“Award LTIP Units”), which (A) will be subject to forfeiture or increase to the extent provided in this Section 3 as set forth below and (B) will be subject to vesting as provided in Sections 4 and 8 hereof.

(b)           If the Initial Valuation Date occurs, then as soon as practicable following the Initial Valuation Date, but as of the Initial Valuation Date, the Committee will determine the Outperformance Pool and perform the following calculations with respect to this Award:

(i)            Multiply (w) the Outperformance Pool calculated as of the Initial Valuation Date by (x) the Grantee’s Participation Percentage, then divide the result by the product of (y) the Common Stock Price calculated as of the Initial Valuation Date multiplied by (z) the Conversion Factor on the Initial Valuation Date; the resulting number is hereafter referred to as the “Initial OPP Unit Equivalent”;

(ii)           Multiply (v) the Initial OPP Unit Equivalent by (w) the Conversion Factor on the Initial Valuation Date and (x) the Dividend Value as of the Initial Valuation Date, then divide the result by the product of (y) the Common Stock Price calculated as of the Initial Valuation Date multiplied by (z) the Conversion Factor on the Initial Valuation Date; the resulting number is hereafter referred to as the “Initial Dividend Unit Equivalent”; and

(iii)          Add the Initial OPP Unit Equivalent to the Initial Dividend Unit Equivalent; the resulting number is hereafter referred to as the “Initial Total Unit Equivalent.”

If the Initial Valuation Date does not occur prior to the Final Valuation Date, then each of the Initial OPP Unit Equivalent, the Initial Dividend Unit Equivalent and the Initial Total Unit Equivalent shall equal zero.

(c)           If the Initial Total Unit Equivalent is greater than the number of Award LTIP Units, then, upon the performance of such calculation:  (A) the Grantee, as of the Initial Valuation Date, shall be automatically granted a number of additional LTIP Units equal to the difference, and such additional LTIP Units shall be added to the Award LTIP Units and thereby become part of this Award, (B) the Company and the Partnership shall take such corporate or partnership action as is necessary to accomplish the grant of such additional LTIP Units, including, without limitation, the execution and delivery of such documents as are necessary to accomplish such grant, (C) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units prior to such additional grant plus such additional LTIP Units.

(d)           As soon as practicable following the Final Valuation Date, but as of the Final Valuation Date, the Committee will determine the Outperformance Pool (if any) and then perform the following calculations with respect to this Award:

(i)            Multiply (w) the Outperformance Pool calculated as of the Final Valuation Date by (x) the Grantee’s Participation Percentage, then divide the result by the product of (y) the Common Stock Price calculated as of the Final Valuation Date multiplied by (z) the Conversion Factor on the Final Valuation Date; then subtract the Initial OPP Unit Equivalent from the resulting number; the resulting number after subtracting the Initial OPP Unit Equivalent (or, if such number would be negative, zero) is hereafter referred to as the “Final OPP Unit Equivalent”;

(ii)           Multiply (v) the Final OPP Unit Equivalent by (w) the Conversion Factor on the Final Valuation Date and (x) the Dividend Value as of the Final Valuation Date, then divide the result by the product of (y) the Common Stock Price calculated as of the Final Valuation Date multiplied by (z) the Conversion Factor on the Final Valuation Date; the resulting number is hereafter referred to as the “Final Dividend Unit Equivalent”;

(iii)          Add the Final OPP Unit Equivalent to the Final Dividend Unit Equivalent; the resulting number is hereafter referred to as the “Final Total Unit Equivalent”; and

(iv)          Add the Final Total Unit Equivalent to the Initial Total Unit Equivalent; the resulting number is hereafter referred to as the “Total Unit Equivalent.”

(e)           If the Total Unit Equivalent is smaller than the number of Award LTIP Units, then the Grantee, as of the Final Valuation Date, shall forfeit a number of Award LTIP Units equal to the difference and thereafter the term Award LTIP Units will refer only to the remaining Award LTIP Units that were not forfeited.  If the Total Unit Equivalent is greater than the number of Award LTIP Units, then, upon the performance of such calculation:  (A) the Grantee, as of the Final Valuation Date, shall be automatically granted a number of additional LTIP Units equal to the difference, and such additional LTIP Units shall be added to the Award LTIP Units and thereby become part of this Award, (B) the Company and the Partnership shall take such corporate or partnership action as is necessary to accomplish the grant of such additional LTIP Units, (C) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units prior to such additional grant plus such additional LTIP Units.  If the Total Unit Equivalent is the same as the number of Award LTIP Units, then there will be no change to this Award.

4.             Termination of Grantee’s Position as Officer; Vesting; Change of Control.

(a)           If at any time the Grantee shall cease to be an officer of the Company for any reason, then all Award LTIP Units that remain unvested at such time shall automatically and immediately be forfeited by the Grantee, except that in the case of the death or Disability of the Grantee, the provisions of Section 8 shall apply, and except as provided in Section 4(b) below.

(b)           If at any time the Grantee shall cease to be an officer of the Company due to (i) termination by GKK of the Manager as external manager and advisor of the Company, (ii) a termination without Cause (as defined in the Employment Agreement) by the Company (assuming, if the Employment Agreement is with the Manager or SL Green Corp., that such definition of Cause related to the Company), or (iii) a resignation by the Grantee as an officer of the Company because his employment with the Company, SL Green Realty Corp. or the Manager, as applicable, is terminated without Cause (as defined in the Employment Agreement)

or he resigns with Good Reason (as defined in the Employment Agreement), the Grantee shall be treated for all purposes of this Agreement (including, without limitation, the provisions of this Agreement relating to the vesting of the Award LTIP Units) as if he had remained as an officer of the Company for 12 months after the date of termination.

(c)           Subject to Section 8, the Award LTIP Units shall become vested as follows: (i) fifty percent (50%) of the Award LTIP Units shall become vested on the first (1st) anniversary of the Measurement Date; and (ii) an additional fifty percent (50%) of the Award LTIP Units shall become vested on the second (2nd) anniversary of the Measurement Date, provided that all unvested Award LTIP Units that have not previously been forfeited shall vest immediately upon the occurrence of a Change of Control.

5.             Payments by Award Recipients.  No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Award.

6.             Distributions.  The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement.  The Distribution Participation Date (as defined in the Partnership Agreement) with respect to Award LTIP Units in an amount equal to the Initial Total Unit Equivalent is the Initial Valuation Date and the Distribution Participation Date with respect to additional Award LTIP Units in an amount equal to the Final Total Unit Equivalent is the Final Valuation Date.

7.             Restrictions on Transfer.  None of the Award LTIP Units shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting, (b) for a period of two (2) years beginning on the date of grant specified above other than in connection with a Change of Control, or (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, unvested Award LTIP Units that have been held for a period of at least two (2) years beginning on the date of grant specified above may be Transferred to the Grantee’s Family Members, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all of the terms and conditions of this Agreement.  In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).  Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units.   This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.             Death or Disability.

(a)           Notwithstanding any other provision herein, if, prior to the Final Valuation Date, the Grantee shall cease to be an officer of the Company as a result of his death or Disability, then (i) with respect to the Grantee the calculations provided in Section 3 shall be performed with respect to this Award immediately as if a Change of Control had occurred (with respect to the Grantee only) on the date of his death or Disability and (ii) all of the Award LTIP Units comprising this Award (after giving effect to the issuance of additional LTIP Units or forfeiture of Award LTIP Units pursuant to Section 3) shall automatically and immediately vest.

(b)           Notwithstanding any other provision herein, if, on or after the Final Valuation Date, the Grantee shall cease to be an officer of the Company as a result of his death or Disability, then all of the Grantee’s Award LTIP Units shall automatically and immediately vest.

9.             Changes in Capital Structure.  If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than regular cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Award, then the Committee may take any such action as in its discretion shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in Additional Shares, Baseline Value, Dividend Value, Common Stock Price, Maximum Outperformance Pool Amount, Total Shares and Total Return.

10.           Miscellaneous.

(a)           Amendments.  This Agreement may be amended or modified only with the consent of the Partnership acting through the Committee; provided that any amendment or modification which adversely affects the Grantee must be consented to by the Grantee to be effective as against him.

(b)           Incorporation of Plan.  The provisions of the Plan are hereby incorporated by reference as if set forth herein.  If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.

(c)           Effectiveness.  The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the grant date set forth above by (i) signing and delivering to the Partnership a copy of this Agreement, and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).  The Partnership Agreement shall be amended to reflect the issuance to the Grantee of the Award LTIP Units, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.

(d)           Status of LTIP Units under the Plan.  The Award LTIP Units are not being granted as equity securities under the Plan insofar as the Program has been established as an incentive program of the Partnership.  The Company will have the right, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Class A Units into which such Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock may be issued under the Plan.  The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B).  The Committee may, in its sole and absolute discretion, seek to have the LTIP Units become part of the Plan at a future time, whereby this Award may be considered an award under the Plan.  The Grantee acknowledges that if the Committee so elects, in its sole discretion, the Grantee will have no right to approve or disapprove such change.

(e)           Legend.   The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(f)            Compliance With Law.  The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws.  In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

(g)           Investment Representation; Registration.  The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto.  All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee.  The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units.

(h)           Section 83(b) Election.  The Grantee hereby agrees to make an election to include in gross income in the year of transfer the Award LTIP Units pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

(i)            Severability.  In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(j)            Governing Law.  This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

(k)           No Obligation to Continue Position as an Officer or to Employ.  Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an officer or to employ the Grantee and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee as an officer or employee at any time.

(l)            Notices.  Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

(m)          Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to Federal Insurance Contributions Act withholding with respect to the Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(n)           Successors and Assigns.  This Agreement shall be binding upon the Partnership’s successors and assigns, whether or not this Agreement is expressly assumed.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the     th day of               , 200    .

GRAMERCY CAPITAL CORP.

By:
Name: Marc Holliday
Title: President and Chief Executive Officer

GKK CAPITAL L.P.

By: Gramercy Capital Corp., its general partner

By:
Name: Marc Holliday
Title: President and Chief Executive Officer

Grantee

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of GKK Capital LP, hereby becomes a party to the Agreement of Limited Partnership of GKK Capital LP, as amended through the date hereof (the “Partnership Agreement”).  The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:
Date: , 200

Address of Limited Partner:

EXHIBIT B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a)           The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)            The Company’s latest Annual Report to Stockholders;

(ii)           The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii)          The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)          The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)           Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)          The Partnership Agreement;

(vii)         The Plan; and

(viii)        The Company’s Certificate of Incorporation, as amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)           The Grantee hereby represents and warrants that

(i)            The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Common Stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)           The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks.  The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents).  The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee.  The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee.  The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

(iii)          The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)          The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares.  The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)           The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi)          No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph (b) above.

(c)           So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)           The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit D.  The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(e)           The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.             The name, address and taxpayer identification number of the undersigned are:

Name:	(the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.             Description of property with respect to which the election is being made:

The election is being made with respect to                          LTIP Units in GKK Capital LP (the “Partnership”).

3.             The date on which the LTIP Units were transferred is                       , 200    .  The taxable year to which this election relates is calendar year 200   .

4.             Nature of restrictions to which the LTIP Units are subject:

(a)           With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)           The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto.  Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.             The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.             The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.             A copy of this statement has been furnished to the Partnership, Gramercy Capital Corp., SL Green Realty Corp. and GKK Manager LLC.

Dated:

Name:

SCHEDULE A

Vesting Provisions of LTIP Units

Incentive Units are subject to time-based and performance-based vesting with the final vesting percentage equaling the product of the time-based vesting percentage and the performance-based vesting percentage.  Performance-based vesting will be from 0-100% based on the Gramercy Capital Corp.’s (the “Company’s”) per-share total return to shareholders for the period from June 1, 2005 to May 31, 2008 (or earlier in certain circumstances).  Under the time-based vesting hurdles, fifty percent of the LTIP Units that remain outstanding following the determination of performance-based vesting will vest on each of the first and second anniversaries of the last day of the performance period, provided that the Taxpayer remains an officer of the Company through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s status as an officer under specified circumstances.  Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time or the determination of the performance-based percentage.